Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Jurisdiction of Organization
DBM Global Intermediate Holdco Inc.	Delaware
HC2 Holdings 2, Inc.	Delaware
HC2 International Holding, Inc.	Delaware
Schuff Merger Sub, Inc.	Delaware

Subsidiaries of DBM Global Intermediate Holdco Inc., HC2 Holdings 2, Inc. and HC2 International Holding, Inc., are listed below. All subsidiaries are wholly-owned by their respective parent, except where otherwise indicated.

SUBSIDIARIES OF DBM GLOBAL INTERMEDIATE HOLDCO INC.

Subsidiary	Jurisdiction of Organization
DBM Global Inc. (92.48%)	Delaware
CB-Horn Holdings, Inc.	Delaware
GrayWolf Industrial, Inc.	Delaware
Inco Services, Inc.	Georgia
M. Industrial Mechanical, Inc.	Delaware
Midwest Environmental, Inc.	Kentucky
Milco National Constructors, Inc.	Delaware
Titan Contracting & Leasing Company, Inc.	Kentucky
Titan Fabricators, Inc.	Kentucky
DBM Global-North America Inc.	Delaware
Addison Structural Services, Inc.	Florida
Quincy Joist Company	Delaware
Aitken Manufacturing Inc.	Delaware
BDS Steel Detailers (USA) Inc.	Arizona
On-Time Steel Management Holding, Inc.	Delaware
Schuff Steel Management Company – Colorado LLC	Delaware
Schuff Steel Management Company – Southeast LLC	Delaware
Schuff Steel Management Company – Southwest, Inc.	Delaware
PDC Services (USA) Inc.	Delaware
Schuff Steel Company(1)	Delaware
Schuff Steel – Atlantic, LLC	Florida
SSRW JV LLC (50%)	Delaware
Schuff Steel Company – Panama S. de R.L.	Panama
DBM Global Holdings Inc.	Delaware
BDS Steel Detailers (UK) Ltd	United Kingdom
BDS Vircon Private Limited	India
DBM Vircon Services LTD(2)	British Columbia, Canada
DBMG International PTE LTD	Singapore
DBMG Singapore PTE LTD	Singapore
BDS Vircon Co. LTD	Thailand

Subsidiary	Jurisdiction of Organization
DBM Vircon (Australia) Pty Ltd	Australia
DBM Vircon Services (Australia) Pty Ltd (f/k/a BDS Global Detailing Pty Ltd)	Australia
BDS Steel Detailers (Australia) Pty Ltd	Australia
BDS Steel Detailers (NZ) Ltd	New Zealand
PDC Operations (Australia) Pty Ltd	Australia
PDC Asia Pacific Inc.	Philippines
Schuff Premier Services LLC	Delaware

SUBSIDIARIES OF HC2 HOLDINGS 2, INC.

Subsidiary	Jurisdiction of Organization
ANG Holdings, Inc. (67.7%)	Delaware
American Natural Gas, LLC(3)	New York
ANG Region 1, LLC(4)	Delaware
ANG Region 2, LLC	Delaware
Continental Insurance Group Ltd.	Delaware
Continental LTC Inc.	Delaware
Continental General Insurance Company	Texas
Global Marine Holdings, LLC (72.72%)	Delaware
Global Marine Holdings Limited	United Kingdom
Global Marine Systems Limited	United Kingdom
CWind Limited	United Kingdom
CWind 247 GmbH	Germany
Cwind Taiwan (51%)	Taiwan
Global Marine Search Limited	United Kingdom
Global Marine Systems (Americas) Inc.	Delaware
Global Marine Systems (Bermuda) Limited	Bermuda
Global Marine Systems (Depots) Limited	Canada
Global Marine Systems (Investments) Limited	United Kingdom
Global Marine Systems (Netherlands) BV	Netherlands
Global Marine Systems (Vessels) Limited	United Kingdom
Global Marine Systems (Vessels II) Limited	United Kingdom
Global Marine Systems Oil & Gas Limited	United Kingdom
Global Marine Systems Pension Trustee Limited	United Kingdom
GMS Guernsey Pensions Plans Limited	Guernsey
GMSG Limited	Guernsey
GMSL Employee Benefit Trust	United Kingdom
Red Sky Subsea Limited	United Kingdom
Vibro-Einspultechnik Duker - and Wasserbau GmbH	Germany
Global Marine Cable Systems Pte Limited	Singapore
HC2 Broadcasting Holdings Inc.(5) (98%)	Delaware
HC2 Broadcasting Intermediate Holdings Inc.	Delaware

Subsidiary	Jurisdiction of Organization
HC2 Broadcasting Inc.	Delaware
DTV America Corporation (49.2%)	Delaware
HC2 Broadcasting License Inc.	Delaware
HC2 LPTV Holdings, Inc.	Delaware
HC2 Network Inc.(6)	Delaware
HC2 Station Group, Inc.	Delaware
NerVve Technologies, Inc. (72.35%)	Delaware
Pansend Life Sciences, LLC	Delaware
Genovel Orthopedics, Inc. (80%)	Delaware
R2 Dermatology Incorporated (74.05%)	Delaware

SUBSIDIARIES OF HC2 INTERNATIONAL HOLDING, INC.

Subsidiary	Jurisdiction of Organization
HC2 International, Inc.	Delaware
Primus Telecommunications El Salvador SA de C.V.	El Salvador
ICS Group Holdings Inc. (d/b/a Arbinet Corporation, f/k/a Vault Holdings Inc.)	Delaware
Arbinet-thexchange Ltd	United Kingdom
PTGi-ICS Holdings Limited	United Kingdom
PTGi International Carrier Services, Inc.	Delaware
PTGI-ICS OPS RO S.R.L.	Romania
PTGi International Carrier Services Ltd	United Kingdom
Go2Tel.com, Inc	Florida
Gu2Tel Spain, S.L.U.	Spain
The St. Thomas & San Juan Telephone Company, Inc.	U.S. Virgin Islands

_____________________

(1)	Also does business under the name Schuff Steel Company Inc. (AL and NY)

(2)	Also does business under the name Candraft VS

(3)	Also does business under the names American Natural Gas KY, LLC (KY), American Natural Gas of Ohio, LLC (OH)

(4)	Also does business under the name American Natural Gas Holdings, Inc. (CA)

(5)	Also does business under the name QUU (DE and NY)

(6)
Also does business under the names, HC2 Network Inc. - KAZD (TX), HC2 Network Inc. - KEMO (CA), HC2 Network Inc. - KHDF (NV), HC2 Network Inc. KJLA (CA), HC2 Network Inc. - KPDF (AZ), HC2 Network Inc. - KVDF(TX), HC2 Network Inc. - KYAZ (TX), HC2 Network Inc. - KYDF (TX), HC2 Network Inc. - WCHU (IL), HC2 Network Inc. - WFXZ (MA), HC2 Network - WNYN (NY), HC2 Network Inc.-WPMF (FL), HC2 Network - WQAW (DC), HC2 Network Inc. - WTNO (LA), HC2 Network Inc. - WUVM (GA), HC2 Network Inc. - WXAX (FL)